Exhibit 24

Power of Attorney

The undersigned hereby appoint Joseph C. Benage as attorney-in-fact, to execute in name and on behalf of the undersigned the Form 10-K Annual Report of LabOne, Inc., to be filed with the Securities and Exchange Commission for its fiscal year ended December 31, 2003.

Dated: February 19, 2004

/s/ W. Roger Drury
 W. Roger Drury, Director

/s/ D. Scott Mackesy
 D. Scott Mackesy, Director

/s/ John P. Mascotte
 John P. Mascotte, Director

/s/ Paul B. Queally
 Paul B. Queally, Director

/s/ James R. Seward
 James R. Seward, Director

/s/ Sean M. Traynor
 Sean M. Traynor, Director

/s/ John E. Walker
 John E. Walker, Director